Tompkins Financial Corporation 10-K/A

Exhibit 31.2

Certification of Chief FINANCIAL Officer

I, Francis M. Fetsko, certify that:

1. I have reviewed this Form 10-K/A of Tompkins Financial Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 21, 2014

/s/ Francis M. Fetsko
Francis M. Fetsko
Executive Vice President, Chief Financial Officer, and Chief Operating Officer
(Principal Financial Officer)
(Principal Accounting Officer)